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                                                                EXHIBIT 99.31


                         COMPREHENSIVE CARE CORPORATION

                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK EXCHANGE AGREEMENT


         THIS SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE PREFERRED STOCK EXCHANGE AGREEMENT ("Exchange Agreement") is made and entered into as of the 15th day of January, 1997 by and between COMPREHENSIVE CARE CORPORATION, a Delaware corporation maintaining its principal place of business at 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625 (the "Company") and LINDNER BULWARK FUNDS, INC., a series of LINDNER INVESTMENTS, a Massachusetts trust maintaining its principal place of business at 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105 (the "Holder").


                                R E C I T A L S:


         A. Pursuant to the terms of the Secured Convertible Note Purchase Agreement (the "Purchase Agreement"), dated as of January 5, 1995 by and between the Company and the Holder, the Company, authorized and issued to the Holder its Two (2) Year Secured Convertible Note in the principal amount of $2,000,000 and due on January 9, 1997 (the "Note"); and

         B. By letter agreement dated December 31, 1996 (the "Letter Agreement") the Company and the Holder agreed to extend the due date of the Note to February 9, 1997 in order to complete the preparation of necessary documentation to permit the Holder to exchange the Note for 40,000 shares of a newly designated Series of preferred stock, $50 par value, designated and entitled "Series A" Non-Voting 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"); and

         C. Pursuant to the terms of the Letter Agreement, the Company and the Holder further agreed that the final interest payment due on the Note due on January 9, 1997 in the amount of $63,153 would be paid and satisfied by the Company through the issuance and delivery of 1,260 shares of the Series A Preferred Stock to the Holder in full payment of such accrued interest; and

         D. The Company and the Holder desire to complete the exchange of the Note for shares of the Series A Preferred Stock (such shares referred to herein individually as a "Series A Preferred Share" and collectively as the "Series A Preferred Shares") on the terms and conditions set forth herein; and

         E. The Company desires to issue and deliver and the Holder desires to accept 1,260 shares of the Preferred Stock as payment for the final interest payment due on the Note on the
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terms and conditions set forth herein. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.


                               A G R E E M E N T:


         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATIONS, IT IS AGREED as follows:

         1.1 Certificate of Designation of Preferences and Rights of Series A Cumulative Convertible Non-Voting Preferred Stock. The Company shall file with the Secretary of State of the State of Delaware a Certificate of Designation, designating from its authorized but unissued shares of Preferred Stock a series of Preferred Stock to be designated and known as "Series A Non-Voting 4% Cumulative Convertible Preferred Stock to consist of 41,260 shares, par value $50 per share (the "Certificate of Designation"). The Certificate of Designation shall be in substantially the form of Schedule 1.1 attached hereto and shall contain the preferences and relative and other rights and qualifications, limitations or restrictions thereof as contained in said Schedule 1.1.

         1.2 Issuance of the Series A Preferred Shares. Subject to the terms and conditions of this Agreement, and upon the satisfaction of the conditions to closing, the Company shall issue and deliver to Holder, and Holder shall accept, 41,260 shares of Series A Preferred Stock. Simultaneously with receipt of the shares of the Series A Preferred Stock, the Holder shall surrender to the Company the Note for cancellation and the appropriate documentation in proper form for filing to cancel and discharge the Deed of Trust and Mortgage therefore delivered to the Holder as security for the Note. The release relating to the Deed of Trust ("Release") and the satisfaction relating to the Mortgage ("Satisfaction") shall be in substantially the forms of Schedule 1.2 and
Schedule 1.3 attached hereto, respectively. The Holder hereby acknowledges that upon completion of the exchange and execution of the Release and Satisfaction, the Deed of Trust and Mortgage securing the Note shall be cancelled and discharged and of no further force or effect and the properties relating to such Deed of Trust and Mortgage shall be free and clear of the liens created by such Deed of Trust and Mortgage.

         1.3 The Closing Date. The Closing shall take place at the offices of Holder (the "Closing") upon seven (7) days written notice from the Company to Holder that the conditions to Closing provided for in Section 4 hereof shall have occurred, (the "Closing Date") or such other date and place as the Company may otherwise agree to in writing.

         2. Representations and Warranties of the Company. The Company represents and warrants that, except as set forth on a Schedule hereto:

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         2.1 The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in the State of California and each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), with full power and authority, corporate and otherwise, to enter into and perform this Exchange Agreement, and to execute and deliver the various instruments and documents provided for herein.

         2.2 The filing of the Certificate of Designation, the filing of an Additional Listing Application with the New York Stock Exchange ("NYSE"), and any requisite Blue Sky filings, the execution, delivery and performance by the Company of this Exchange Agreement, and the making, execution and delivery by the Company of the instruments contemplated hereby, have and will have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or Bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected. This Exchange Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

         2.3 Except as set forth in a Schedule attached hereto or set forth and disclosed in any of the reports and documents delivered under Section 3.3 hereof, (a) there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened against or affecting the Company and (b) there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened against the Company.

         2.4 The authorized capital of the Company is 12,500,000 shares of Common Stock, $0.01 par value per share, the number of which were outstanding as of a recent practicable date is set forth on Schedule 2.4 hereto, and 60,000 shares of Preferred Stock, $50 par value per share, of which, prior to the issuance of the Series A Preferred Stock, no shares were issued and outstanding. There are no shares of Common Stock reserved for issuance for options, warrants or conversion of convertible securities, except as listed on a Schedule hereto.

         2.5 The Company's subsidiaries are as set forth in a Schedule attached hereto.

         2.6 The minute books of the Company have been properly kept and reflect all transactions entered into by the Company which require submission to or action by the stockholders or directors of the Company.

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         2.7 Any and all licenses and approvals required by the Company for the conduct of its business have been obtained from the federal, state, or local authorities concerned, all of which are in good standing.

         2.8 The shares of Series A Preferred Stock issuable under this Exchange Agreement shall have been, on the Closing Date, duly authorized and, when issued against payment therefor, will be validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock when issued against payment therefor, will be validly issued fully paid and non-assessable.

         2.9 Except for any applicable requirements of state securities laws (as to which no representations or warranties are made), no governmental permit, consent, approval or authorization is required in connection with (i) the execution and delivery of this Exchange Agreement by the Company or (ii) issuance and delivery of the Series A Preferred Shares contemplated hereby by the Company; provided that, all representations made to the Company by the Holder in this Exchange Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

         2.10 Included in the Company's Annual Report on Form 10-K A/2, for the fiscal year ended May 31, 1996 are the consolidated balance sheets of the Company at May 31, 1996 and May 31, 1995, and the consolidated statements of operations, cash flows and stockholders' equity for the year ended May 31, 1996, with the report thereon of Arthur Andersen LLP, independent accountants, and Ernst & Young, independent auditors, with respect to the most recent fiscal year. Included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996 are the unaudited consolidated balance sheets of the Company as of such date, the unaudited consolidated statements of operations for the three-month period ended on such date and for the corresponding prior year period, and the unaudited consolidated statements of cash flows for the three-month period ended on such date and for the corresponding prior year period.

         2.11 None of the Company's reports and filings with the SEC contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading. Certain of the Company's reports and filings with the SEC contain certain forward-looking statements that are based on current expectations and involve a number of risks and uncertainties. Factors that may materially affect revenues, expenses and operating results include, without limitation, the Company's success in (i) completing the exchange described herein with the Holder, (ii) disposing of certain remaining facilities on acceptable terms, (iii) expanding the behavioral medicine managed care and contract management portions of the Company's business, (iv) securing and retaining certain refunds from the IRS and certain judgments from adverse parties in the legal proceedings described above, (v) maintaining the listing of the Company's Common Stock on the NYSE, (vi) obtaining additional equity capital as to which no assurance can

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be given that such additional equity may be obtained on terms favorable to the
Company; and (vii) securing any requisite stockholder approval and consent to the transactions described above.

         The forward-looking statements included are based on current assumptions including that competitive conditions within the healthcare industry will not change materially or adversely, that the Company will retain existing key management personnel, that the Company's forecasts will accurately anticipate market demand for its services, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments that are difficult to predict accurately and are subject to many factors that can materially affect results. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its budgets, which may in turn affect the Company's results. In light of the factors that can materially affect the forward-looking information included herein, the inclusion of such information in such reports and filings should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. A discussion of certain risks and uncertainties, is provided in Section 3.4 hereof. These forward-looking statements speak only as of the date such information is provided. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


         2.12 The Company's Common Stock is traded on the NYSE, though subject to a listing watch. As set forth in the Schedule attached hereto, no assurance is made as to any future NYSE listing of shares of Common Stock, issuable upon conversion of the shares of Series A Preferred Stock.

         3. Representations of Holder.

         3.1 Investment Representations. This Exchange Agreement is made with Holder by the Company in reliance upon the Holder's representations to the Company, which by Holder's acceptance hereof, Holder confirms, except as indicated herein, that (a) Holder is acquiring the shares of Series A Preferred Stock and any shares of Common Stock which Holder may acquire by reason of the conversion of any shares of Series A Preferred Stock for investment for its own account and not for the beneficial interest of any other person, and not with a view to the resale or distribution thereof, and that Holder will not distribute, sell or otherwise dispose of the Series A Preferred Shares or shares of Common Stock upon conversion except as permitted under the Securities Act of 1933, as amended (the "Act"), the General Rules and Regulations thereunder, and all applicable State "Blue Sky" laws; (b) Holder has been afforded access to information and has been informed fully concerning the Company, its financial condition and business prospects; (c) Holder's financial circumstance is such as to permit Holder to make this investment without having a present intention or need to liquidate its investment and Holder also acknowledges its awareness that its investment is subject to substantial risk of loss; (d) Holder represents and

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warrants that it is a qualified investor; (e) Holder confirms further that it has been advised that the shares of Series A Preferred Stock and shares of Common Stock issuable upon conversion the Series A Preferred Stock have not been registered under the Act, and that, accordingly, the shares of Series A Preferred Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be what is commonly known as "restricted securities," and are not freely transferable by the Holder except pursuant to an exemption from registration under the Act, such as Rule 144, the substance of which is known to the Holder; (f) the Holder is either an investment company as defined in the Investment Company Act of 1940, a pension or profit sharing trust, or other financial institution or institutional buyer; (g) Holder is an accredited investor as defined in Rule 501(a) under Regulation D pursuant to the Act and any applicable state securities laws; and (h) the following legend shall be placed on the certificates representing the Shares of Series A Preferred Stock and any shares of Common Stock issuable upon conversion thereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT OR REGULATION D THEREUNDER AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF OR ENCUMBERED EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY."

         3.2 Other Representations. The Holder represents as follows: (a) No governmental permit, consent, approval or authorization is required in connection with (i) the execution and delivery of this Exchange Agreement by the Holder or (ii) the purchase of the Series A Preferred Shares contemplated hereby the Holder; (b) the Holder is duly organized and validly existing in good standing under the laws of the state in which it is organized, and has full power and authority to enter into and perform this Exchange Agreement, and to execute and deliver the various instruments and documents provided for herein;
(c) the execution, delivery and performance by the Holder of this Exchange Agreement, and the making, execution and delivery by the Holder of the instruments contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its charter or bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Holder pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected; and (d) this Exchange Agreement is a valid and binding obligation of the Holder, enforceable in accordance with its terms.

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         3.3 Holder acknowledges that the Company has supplied to it copies of the following:

         A.       Annual Report on Form 10-KA/2 for the fiscal year ended May
                  31, 1996.

         B.       Form 10-Q for the period ended August 31, 1996 and November
                  30, 1996.

         C.       Definitive Proxy for December 10, 1996 annual meeting.

         D. For information purposes only (i) the Debenture Consent Solicitation and (ii) Exchange Offering Circular.

                  Each of the respective representations and warranties of the Company are qualified and modified to the extent of the information set forth in the aforesaid documents.

                  The information provided to the Holder in the documents described above contain certain forward-looking statements or statements that are based on current expectations and involve a number of risks and uncertainties. Factors that may materially affect revenues, expenses and operating results include, without limitation, the Company's success in (i) completing the exchange described herein with the Holder, (ii) disposing of certain remaining facilities on acceptable terms, (iii) expanding the behavioral medicine managed care and contract management portions of the Company's business, (iv) securing and retaining certain refunds from the IRS and certain judgments from adverse parties in the legal proceedings described above, (v) maintaining the listing of the Company's Common Stock on the NYSE, (vi) obtaining additional equity capital as to which no assurance can be given that such additional equity may be obtained on terms favorable to the Company; and
(vii) securing any requisite stockholder approval and consent to the transactions described above.

         The forward-looking statements included in such reports and filings are based on current assumptions including that competitive conditions within the healthcare industry will not change materially or adversely, that the Company will retain existing key management personnel, that the Company's forecasts will accurately anticipate market demand for its services, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments that are difficult to predict accurately and are subject to many factors that can materially affect results. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its budgets, which may in turn affect the Company's results. In light of the factors that can materially affect the forward-looking information included in such reports and filings, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

         A discussion of certain risks and uncertainties, is provided in Section
3.4 hereof, these forward-looking statements speak only as of the date such information is provided. The Company

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undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         3.4 Holder acknowledges that it is aware that the purchase of the Series A Preferred Shares is subject to various risks, including the following:


         A. RECENTLY COMPLETED EXCHANGE OFFER WITH HOLDERS OF 7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE APRIL 15, 2010, AND RESCISSION BY DEBENTURE HOLDERS OF COMPANY DEFAULT

         In October 1994, the Company suspended the payment of semi-annual interest on its outstanding 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (the "Debentures"). As a result of such suspended interest payments, the Company became in default with respect to $9,538,000 principal amount of then outstanding Debentures.

         On November 14, 1996, the Company commenced a consent solicitation pursuant to a proxy statement addressed to its Debenture holders (the "Consent Solicitation"). The Company simultaneously initiated an exchange offer (the "Debenture Exchange Offer") to exchange cash and common stock of the Company for its Debentures, as discussed below.

         The Consent Solicitation sought a consent of Debenture holders to the rescission of the acceleration of all principal and interest due under the Debentures and the waiver of all defaults thereunder. As of December 30, 1996, holders of $6,846,000 principal amount of Debentures representing 72% of issued and outstanding amount of Debentures gave their affirmative written consent to the rescission of the acceleration and to the waiver of the defaults of the Company.

         The Debenture Exchange Offer, conditioned upon acceleration being rescinded and waiver of default being consented to, offered to the holders of Debentures to exchange $500 in cash plus sixteen (16) shares of Common Stock, par value $.01 per share ("Common Shares"), designated aggregately as a payment of principal, plus $80 in cash plus eight (8) Common Shares, designated aggregately as a payment of interest (the combined total of principal and interest herein called "Exchange Consideration") for each $1,000 of the outstanding principal amount of its Debentures and the waiver by the Debenture holder of all interest accrued and unpaid on such principal amount as of the date of the Exchange except for such designated interest payment included in the Exchange Consideration.

         On December 30, 1996, the Company completed the Debenture Exchange Offer with its Debenture holders. An aggregate of $6,846,000 principal amount of Debentures, representing 72% of the issued and outstanding Debentures, were tendered for exchange to the Company pursuant to the terms of the Debenture Exchange Offer. All such Debentures were accepted for exchange by the Company, and the Company paid an aggregate of $3,970,680 in cash to the

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tendering Debenture holders and issued an aggregate of 164,304 shares of the
Company's Common Stock to such tendering Debenture holders. With respect to an aggregate of $2,692,000 principal amount of Debentures which were not tendered for exchange, the Company paid an aggregate of $552,701.25 of interest and default interest to such non-tendering Debenture holders. As a result of the Consent Solicitation and the payment by the Company of interest and default interest with respect to all Debentures which have not been tendered for exchange, the Company is no longer in default with respect to such Debentures. The next scheduled semi-annual interest payment to be made by the Company with respect to its currently outstanding Debentures is approximately $101,150. All remaining untendered Debentures remain convertible into shares of the Company's Common Stock at the rate of one share of Common Stock for each $248 principal amount of Debentures, subject to adjustment.

         As a result of the completion of the Debenture Exchange Offer, the Company's debt obligations have been reduced by $6,846,000, and $2,692,000 of the Company's debt obligations represented by untendered Debentures has been reclassified to long term debt. The completion of the Debenture Exchange Offer had the further effect of reducing the amount of stockholders deficit by approximately $2,500,000, which was further reduced as a result of $2,000,000 of secured debt being converted into Non-Voting Preferred Stock following the completion of the Debenture Exchange Offer.

         B. PREVIOUS DEFAULT WITH RESPECT TO OUTSTANDING INDEBTEDNESS

         The Company's losses in October 1994 resulted in the Company's suspending interest payments to the holders of the Company's 7 1/2 Convertible Subordinated Debentures due April 15, 2010 (the "Debentures"). In early February 1995, a group of holders and purported holders of the Debentures gave notice of acceleration of the entire amount of principal and interest due under the Debentures, and on February 24, 1995, a subset of such persons filed an involuntary petition in the United States Bankruptcy Court for the Northern District of Texas under Chapter 7 of the U.S. Bankruptcy Code. On March 3, 1995, the Company entered into a letter agreement with a representative of the certain holders of the Debentures who had taken such actions. The agreement provides for a consensual, out-of-court resolution that the Company's Board of Directors has approved as in the best interests of the Company, its stockholders and other stockholders. The holders' representative agreed to use best efforts to provide notices of waiver of the interest non-payment default, notices of rescission of the Debenture acceleration and the effects thereof, and consent to the immediate dismissal of the involuntary Chapter 7 petition. In return, the Company has agreed to use best efforts to provide an opportunity to holders of Debentures to tender their Debentures to the Company pursuant to an exchange offer to be made by the Company to the holders of the Debentures. See "Recently Completed Exchange Offer with Holders of 7 1/2% Convertible Subordinated Debentures due April 15, 2010, and Rescission by Debenture Holders of Company Default."

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         C. HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF
FUTURE PROFITABILITY

         As of November 30, 1996, the Company had a stockholders' deficiency of $8.6 million, a working capital deficiency of approximately $22.6 million and a negative current ratio of 1:2.5. The loss from operations for the quarter ended November 30, 1996 was $1.0 million.

         There can be no assurance that the Company will be able to achieve profitability and maintain positive cash flows from operations or that profitability and positive cash flow from operations can be sustained on an ongoing basis. More over, if achieved, the level of that profitability or that positive cash flow cannot accurately be predicted.

         The Company's lack of profitability results also in its failing to satisfy listing standards of the NYSE. No assurance can be made that the Common Stock will continue to trade on the NYSE or that the Company can satisfy the comparable requirements of any other stock exchange or the NASDAQ stock market.

         D. NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING

         The Company's negative cash flow from operations has consumed substantial amounts of cash. Also, the Completion of the Debenture Exchange Offer required substantial amounts of cash for the payment of up to $4.5 million of default interest and/or payment in exchange for surrender of Debentures, a depletion of the Company's cash resources.

         During prior fiscal years, a principal source of liquidity has been the private sale of equity securities and debt securities convertible into equity. Under the shareholder policies of the NYSE, the Company may not be able to effect large placements of equity without shareholder approval, which, if not obtained, may adversely affect the Company with respect to future capital formation. In addition, issuance of additional equity securities by the Company could result in substantial dilution to stockholders.

         The Company has received tax refunds for fiscal 1995 and 1996 in the amounts of $9.4 million and $5.4 million, respectively. Such refunds are based on loss carrybacks under Section 172(f) of the Internal Revenue Code. Any IRS claim for return of all or any portion thereof could have an adverse effect on the Company's cash flows. The IRS payment of such refunds does not follow confirmation of the validity thereof by the IRS. Section 172(f) is an area of tax law without any significant legal precedents. Although the Company is currently under audit by the IRS, no assurances can be made to the Company's entitlement to such refunds.

         E. DISPOSITION OF ASSETS

         The Company has been required to dispose of various properties in order to raise working capital, and no assurance can be made that such dispositions will not have adverse effects on the

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Company's financial condition or that the Company has additional assets that could be disposed of or utilized as collateral in order to fund its capital requirements.

         A secured promissory note has been issued by the Company aggregating $2.0 million in principal amount, the collateral for which are two of the Company's freestanding facilities.

         F. TAXES

         The Company has received tax refunds of approximately $9.4 million and $5.4 million from the carry back of specified losses for fiscal 1995 and 1996, respectively, as defined in Section 172(f). Receipt of the 1995 and 1996 tax refunds does not imply IRS approval. The proceeds to the Company of the 1995 refund were reduced by a $2.5 million offset for the Company's outstanding payroll tax obligation to the Internal Revenue Service ("IRS"), including interest, pursuant to a settlement agreement relating to tax years 1983 through 1991. Also, $1.9 million and $1.1 million contingency fees were paid to Deloitte & Touche, LLP from the refund proceeds for fiscal 1995 and 1996, respectively.
Section 172(f) is an area of the tax law without significant legal precedent. There may be substantial opposition by the IRS to all or a substantial portion of such claims, and no assurances can be made as to the ability to retain tax refunds based on such deductions. Although the Company is currently being audited by the IRS, neither the Company nor the IRS will be precluded in any resultant tax audit from raising these and additional issues.

         The Company may be unable to utilize some or all of its allowable tax deductions or losses, which depends upon factors including the availability of sufficient net income from which to deduct such losses during limited carryback and carryover periods. Further, the Company's ability to use any Net Operating Losses may be subject to limitation in the event that the Company issues or agrees to issue substantial amounts of additional equity. The Company monitors the potential for "change of ownership" and believes that its financing plans as contemplated will not cause a "change of ownership;" however, no assurances can be made that future events will not act to limit the Company's tax benefits.

         G. DEPENDENCE ON REIMBURSEMENT BY THIRD-PARTY PAYORS

         The Company's ability to succeed in increasing revenues may depend in part on the extent to which reimbursement of the cost of such treatment will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. As a result of reimbursement changes and competitive pressures, the contractual obligations of the Company have been subject to intense evaluation.

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         H. UNCERTAINTY OF PRICING; HEALTHCARE REFORM AND RELATED MATTERS

         Managed care operations are at risk for costs incurred to supply agreed upon levels of service. Failure to anticipate or control costs could materially adversely affect the Company.

         The levels of revenues and profitability of healthcare companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement governmental controls on the price of healthcare. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. The Company cannot predict the effect healthcare reforms may have on its business, and no assurance can be given that any such reforms will not have a material adverse effect on the Company.

         I. SHARES ELIGIBLE FOR FUTURE SALE

         As of November 30, 1996, the Company has issued or committed approximately 249,912 shares for future issuances related to business transactions, debt convertible or exchangeable into approximately 565,612 shares, and options or other rights to purchase approximately 1,174,725 shares and contemplates issuing additional amounts of equity in private transactions. Issuance of additional equity, and such shares becoming free of restrictions on resale pursuant to Rule 144 or upon registration thereof pursuant to registration rights granted on almost all of these shares, and additional sales of equity, could adversely affect the trading prices of the Common Stock.


         J. PRICE VOLATILITY IN PUBLIC MARKET

         The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Trading prices of securities of companies in the healthcare and managed care sectors have experienced significant volatility.

         K. ANTI-TAKEOVER PROVISIONS

         The Company's Restated Certificate of Incorporation provides for 60,000 authorized shares of Preferred Stock, the rights, preferences, qualifications, limitations and restrictions of which may be fixed by the Board of Directors without any vote or action by the stockholders, which could have the effect of diluting the Common Stock or reducing working capital that would otherwise be available to the Company. The Company's Restated Certificate of Incorporation also provides for a classified board of directors, with directors divided into three classes serving staggered terms. In addition, the Company's stock option plans generally provide for the acceleration of vesting of options granted under such plans in the event of certain transactions which result in a change of control of the Company. In addition, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders. In addition each share of the Company's Common Stock includes one right on the terms, and subject to the conditions, of the Rights Agreement between the Company and Continental Stock Transfer & Trust Company. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the stockholders, and therefore could adversely affect the price of the Company's Common Stock or the possibility of sale of shares to an acquiring person.

         L. CONTINUED LISTING ON NYSE

         The Company has been below certain continued listing criteria of the NYSE since prior to October 1994. The continued listing of the Company's Common Stock on the NYSE is subject to continual review and possible delisting upon notices from the Listing and Compliance Committee of the NYSE.

         M. CERTAIN CONDITIONS WHICH MAY IMPACT MARKET FOR COMPANY'S COMMON
STOCK

         The Company has determined, based upon inquiry made to the NYSE, that a "short position" has existed with respect to the Company's Common Stock. This "short position" has varied from time to time and the Company has been advised that the net of "short position" as of December 31, 1996 was approximately 697,227 shares. The Company cannot predict the effect, if any, that such "short position" may have on either the market or prices for the Company's Common Stock.

         N. ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN

         The Company's independent auditors have included an explanatory paragraph in their report that states that the Company's history of losses, consolidated financial position and uncertainties resulting from the Company's default in the terms of its Debentures raise substantial doubt about its ability to continue as a going concern.

         Each of the Holder's representations and warranties contained in
Section 3.1 hereof are qualified and modified by the aforesaid risk factors.

         4. Conditions of Holder to Closing. The obligation of Holder to accept the shares of Series A Preferred Stock in exchange for the cancellation and termination of the Note shall be subject to the satisfaction of the following conditions: (i) the Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation in substantially the form of
Schedule 1.1; (iii) that the Company shall have filed with the NYSE an Additional Listing Application with respect to the maximum number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock and that the Company shall have obtained approval for the listing of such shares of Common Stock by the NYSE. On the Closing Date, the

Holder shall have furnished such information, documents (including the Release and Satisfaction), certificates to the Company as the Company's counsel may reasonably require in order for the Company to complete the cancellation and discharge of the Deed of Trust and the Mortgage and the removal of any liens related thereto.

         5. Transfer by Holder. Neither the shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion of the Series A Preferred Stock to be purchased by Holder, nor any interest therein, shall be sold, transferred, assigned, or otherwise disposed of, unless the Company shall previously have received an opinion of counsel knowledgeable in federal securities law, in form and substance satisfactory to the Company and accompanied by such supporting documents as the Company may reasonably request, to the effect that registration under the Act is not required in connection with such disposition pursuant to the Act or the General Rules and Regulations thereunder. The certificates evidencing the Shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall bear a conspicuous notation, substantially as provided below, setting forth the restrictions on transfer of the Shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT OR REGULATION D THEREUNDER AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF OR ENCUMBERED EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY."

         6. Registration.

         The following provisions shall relate and be applicable only to the shares of Common Stock of the Company issuable upon conversion of the shares of Series A Preferred Stock. All references to "Shares" in this Section 6 and any sub-paragraph hereof shall be deemed to relate to the Shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

         6.1 (a) Incidental Registration. At any time beginning six (6) months after the Closing of this transaction, the Company will notify the Holder of any proposed filing of a registration statement at least thirty (30) days prior to each time that the Company proposes to file such registration statement covering shares of its Common Stock other than (i) a registration statement for the purpose of registering employees' stock options or plans or employees' stock purchase or other such director or employee plans on Form S-8 or its equivalent, of (ii) a registration statement filed in connection with a business combination, and will include in not more than two (2) such registration statements any Shares issued to Holder which Holder requests to have so registered, by notifying the Company not later than ten (10) days after the receipt by Holder of the Company's notice. If the Holder requests such registration, the Holder shall be entitled to register such number of Shares at that time as it shall specify in writing to the Company, subject to reduction on a pro rata basis if in the reasonable judgment of the Company or its underwriter or investment banker the inclusion of more shares could reasonably be expected to threaten the success of the registration or in the event that the proposed registration form is inappropriate to register the Shares at that time in the reasonable judgment of counsel to the Company.

                  (b) Demand Registration. If the Company has not instituted registration procedures within the period ending one (1) year after the date of the Closing and which affords the Holder an opportunity to include its Shares in such registration proceedings, the Holder shall be entitled to demand a registration with the SEC of some or all of its Shares. The demand must be made by the holders of not less than one-half of the Shares originally issued under this Exchange Agreement. The obligations of the Company and of the Holders in connection with any demand registration shall be as set forth in section 6.1(c) below.

                  (c) Terms of Registrations. The foregoing rights and duties shall be subject to the following terms and conditions:

                           (i) The Company's duty to notify the Holder and to
include the Holder's Shares in any such registration statement pursuant to an incidental registration under Section 6.1(a) shall cease after any of the Holder's Common Stock has been included in any two (2) effective registration statements, including any pursuant to Section 6.1(b).

                           (ii) The Company shall bear the cost of any
registration statement and the incremental expense of including therein any of the Holder's Shares pursuant to this Section 6.1, except that the Holder's shall bear the following expenses ratably applicable to the Holder's Common Stock; any underwriting discount or brokerage commissions, SEC or NYSE or "Blue Sky" filing of similar fees, securities transfer taxes, if applicable, and the Holder's own legal expenses.

                           (iii) The Company will use its best efforts to cause
such registration statement to become effective under the Act; provided, however, that if any securities being sold directly by the Company are included in such registration statement, the Company may at its discretion elect not to proceed with such registration statement or to withdraw such registration statement after it has been filed but before it becomes effective under the Act without regard to whether the registration statement also includes any of the Holder's Shares. In the event that any such registration is terminated by the Company prior to effectiveness, such registration shall not be counted as one of the two (2) registration statements under which Holder is entitled to include Shares hereunder.

                           (iv) If such registration statement relates to an
underwritten public offering of the Company's Common Stock for cash and the underwriters or managing underwriters of such proposed offering determine in good faith that the marketability of the underwritten Company's Common Stock so requires, Holder's Common Stock which has been included in the registration statement pursuant to this section shall not be offered or sold to the public for such period up to sixty (60) days from the effective date of the registration statement, as such underwriters shall specify in writing. Nothing herein shall require Holder to offer such securities through any such underwriter.

         6.2 The Company's obligations to Holder shall require it to use its best efforts to cause any such registration statement to be prepared in accordance with the Act and filed in an expeditious manner with due regard to continuity of the ordinary and necessary business operations of the Company. In connection with any requests pursuant to Section 6.1, the Company will (i) use its best efforts to permit a lawful distribution by Holder in the manner specified by Holder; (ii) use its best efforts to qualify or otherwise "blue sky" the proposed offering by Holder in California, New York, Missouri and not more than two (2) additional jurisdictions agreed upon by the holders of the majority of the shares included in the registration statement; provided, however, if such offering in underwritten by an underwriter, the Holder's Shares shall also be "blue skied" in all states covered by the underwriting; and provided, further, that nothing herein contained shall require the Company to qualify as a foreign corporation in a jurisdiction in which it is not presently qualified or to become licensed as a securities broker or dealer in any jurisdiction; (iii) use its best efforts to obtain approval for listing the shares included in the registration statement on the NYSE, or the other principal exchange, or the principal trading market or quotation system upon which shares of Company Common Stock are then traded; (iv) provide Holder with a reasonable number of registration statements and prospectuses (including amendments and revisions) requested by Holder; and (v) use its best efforts to have such prospectuses meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. The Company shall use reasonable efforts to cause any effective registration statement which includes Holder's Shares to remain effective for a period of at least ninety (90) days. Provided, however, in the event of a deferral in the inclusion of Holder's Shares, as provided in Section 6.1(c)(iv), such minimum period of ninety (90) days shall be extended by the period of such deferral.

         6.3 The Company's obligations under this Section 6 are conditioned upon its being furnished by Holder with detailed descriptions of Holder, its Shares to be covered in the requested registration, its proposed method of distribution, and such other relevant information and undertakings as may be required. If Holder does not furnish the requisite information, Shares of Holder need not be included in the registration statement.

         6.4 Anything herein to the contrary notwithstanding, if the Company receives a request pursuant to Section 6.1 hereof and believes, in good faith, that registration under the Act is not required in order to permit the proposed sale or other disposition of such Shares covered by such request either because it reasonably believes it can obtain a "no-action letter" from the SEC permitting the proposed transactions without registration under the Act or it is not required by reason of Rule 144(k) or otherwise, within ten (10) days after receiving such request it will so notify Holder in writing and proceed diligently with Holder's cooperation to seek to obtain such "no-action letter" or an opinion of counsel reasonably satisfactory in form and substance to Holder and Holder's counsel (who must be knowledgeable in federal securities law) is not obtained and submitted to Holder within thirty (30) days from the date on which Holder made a request pursuant to Section 6.1 hereof, the Company shall diligently proceed to comply with such request in accordance with the terms hereof, without the imposition on Holder of an incremental registration expense occasioned by such delay.

         6.5 In connection with any registration statement pursuant to this
Section 6, Holder shall indemnify and hold harmless the Company and each person (if any) who controls the Company within the meaning of Section 15 of the Act from and against all losses, claims, damages and liabilities to which the Company or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by an omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, which statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by Holder or on Holder's behalf specifically for use in connection with such registration statement. Reciprocally, the Company hereby agrees to indemnify and hold harmless Holder, any broker or other person who may be deemed an underwriter for Holder and each person (if any) who controls the Holder or Holder's underwriter within the meaning of Section 14 of the Act, from and against all losses, claims, damages and liabilities to which such parties or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by any omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, except insofar as such statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder specifically for use in connection with such registration statement.

                  (a) The foregoing indemnity shall include reimbursements for any legal or other expenses incurred by the indemnified party or any director, officer or controlling person, as defined above, in connection with investigating or defending any such loss, damage, claim, liability or action.

                  (b) Promptly after receipt by an indemnified party under this
Section 6.5 of notice of commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it or him, as the case may be, from any liability to any indemnified party otherwise than under this Section 6.5 except to the extent that the failure to so notify such party adversely affected the indemnifying party. In case any such action is brought against any indemnified party and it or he notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent desired, jointly, with any other indemnifying party similarly notified, assume the defense and control the settlement thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party as to its or his election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

                  (c) The Company and the Holder each have the right to make a reasonable investigation of the information contained in any registration statement covered by this Section 6 to confirm its accuracy, subject, however, to the obligation of the Holder to keep in confidence, and not to use for purposes of effecting any trades, any information derived until such time as the information is filed with the SEC on a non-confidential basis.

         6.6 To the extent transfers of the Shares are permitted pursuant to
Section 4 hereof, the Holder may transfer, assign or otherwise dispose of its rights under this Section 6, as a whole or in part, to one or more parties; but not such action by the Holder shall increase or otherwise affect the nature or extent of the Company's obligation s provided in this Section .

         7. Additional Offerings.

         So long as any of the shares of the Series A Preferred Stock of the Holder remain outstanding, the Company will give written notice to the Holder if at anytime it proposes to conduct a private offering of securities (debt or equity). Upon the written request of such Holder received by the Company within twenty (20) days after the giving of any such notice by the Company, the Holder shall have the right to purchase such securities for its account; provided, however, that in no event shall the Holder be permitted to purchase more than 50% of the aggregate principal amount of the securities to be sold.

         8. Choice of Law and Venue; Jury Trial Waiver.

         THE VALIDITY OF THIS PURCHASE AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT

SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MISSOURI. THE COMPANY AND THE HOLDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OR FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE PURCHASE AGREEMENT OR ANY OF THE AGREEMENTS, DOCUMENTS, INSTRUMENTS AND TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND EACH HOLDER REPRESENTS FOR ITSELF THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A NON-JURY TRIAL BY THE COURT.

         9. Notices. Any notice or demand required or desired to be given to or served upon the Company or the Holder in connection herewith shall be in writing and deemed to have been sufficiently given or served for all purposes when delivered in person or when deposited in the United States mail certified or registered, postage prepaid, addressed or delivered as follows:

                  If to the Company:     Comprehensive Care Corporation
                                         1111 Bayside Drive
                                         Suite 100
                                         Corona del Mar, CA 92625
                                         Attn: Chriss W. Street, Chairman

                  If to the Holder:      Lindner Bulwark Funds, Inc.
                                         7711 Carondelet Avenue, Suite 700
                                         St. Louis, Missouri 63105
                                         Attn: Larry Callahan

or, if any other address shall at any time be designated by the Company or by the Holder in writing in conformance with the provisions hereof, to such other address.

         10. Parties in Interest. All the terms and provisions of this Exchange Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, other than purchasers of Shares sold to the public pursuant to Section 6 hereof.

         11. Section and Other Headings. Section and other headings herein are for reference purposes only, and shall not be used in any way to govern, limit, modify, construe or otherwise affect this Exchange Agreement.

         12. Counterparts. This Exchange Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed but one and the same instrument.

         13. Attorneys' Fees. In the event of any suit or action arising out of an Event of Default under this Exchange Agreement, the Holder shall be entitled to reasonable attorneys' fees and costs of suit.

         14. Entire Agreement. This Exchange Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and the Holder is relying on no representation, warranty or understanding not expressly contained herein.

         IN WITNESS WHEREOF, the undersigned have caused this Exchange Agreement to be executed by the undersigned persons thereunto duly authorized.

                                        COMPREHENSIVE CARE CORPORATION

                                        By:     /s/ Chriss W. Street
                                                -------------------------------
                                                 Chriss W. Street, Chairman of
                                                 the Board, Chief Executive
                                                 Officer and President

                                        "Holder"

                                        LINDNER BULWARK FUNDS
                                        a series of LINDNER INVESTMENTS,
                                        a Massachusetts business trust

                                        By:   /s/ Larry Callahan
                                                -------------------------------
                                                 Larry Callahan

                                        Print Title:   Vice President
                                                -------------------------------

                                  SCHEDULE 1.1
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                 AND RIGHTS OF SERIES A NON-VOTING 4% CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         The undersigned Chairman of the Board and Secretary, respectively, of Comprehensive Care Corporation, a Delaware Corporation (the "Corporation") certify that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolution creating the Series A Non-Voting 4% Cumulative Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by Section 4 of the corporation's Restated Certificate of Incorporation, a series of preferred stock of the corporation be, and it hereby is, created out of the authorized but unissued shares of the Preferred Stock of the corporation, such series to be designated Series A Non-Voting 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 41,260 shares, par value $50 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the corporation's Certificate of Incorporation) as follows:

         1. Certain Definitions.

         Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Accrued Dividends. The term "Accrued Dividend" shall mean a cumulative dividend which shall accrue on each outstanding share of Series A Preferred Stock at the rate of 4% per annum of the Purchase Price of such share of Series A Preferred Stock.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the corporation and any other stock of the corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

         Dividends. In addition to Accrued Dividends, a holder of each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation out of funds legally available for that purpose, Dividends in cash, stock or otherwise; provided, however, that the per share amount of any Dividend for the Series A Preferred Stock (excluding Accrued Dividends) in any fiscal year of the corporation shall be at least equal to the per share amount, if any, of any Dividend declared for the Common Stock during such fiscal year multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock could be converted as provided in paragraph 4 hereof. All Dividends declared upon the Series A Preferred Stock shall be declared pro rata per share.

         Issue Date. The term "Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the corporation.

         Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Stock and any class or series of stock of the corporation issued after the Issue Date not entitled to receive payment of dividends senior to or on a parity with the Series A Preferred Stock and, for purposes of paragraph 3 below, any Common Stock and any class or series of stock of the corporation issued after the Issue Date not entitled to receive any assets upon the liquidation,dissolution or winding up of the affairs of the corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         Optional Conversion Price. The term "Optional Conversion Price" shall mean the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon the optional conversion of a share of the Series A Preferred Stock as provided in paragraph 4(a), which price shall initially be $6.00 per share, subject to adjustment in accordance with the provisions of paragraph 4 below.

         Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of the corporation issued after the Issue Date entitled to receive payment of dividends on a parity with the Series A Preferred Stock and, for purposes of paragraph 3 below, any class or series of stock of the corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the corporation on a parity with the Series A Preferred Stock.

         Purchase Price. The term "Purchase Price" shall mean $50 per share of Series A Preferred Stock.

         Senior Stock. The term "Senior Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of the corporation issued after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and, for the purposes of paragraph 3 below, any class or series of stock of the corporation issued after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the corporation.

         Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the corporation, whether directly or indirectly through one or more Subsidiaries.

         2. Dividends.

         (a) Permitted Dividends. The corporation shall be permitted to pay or make (i) the payment of any dividend or distribution on Common Stock payable in shares of Common Stock, convertible securities or warrants or other rights to subscribe for or purchase any Common Stock or convertible securities convertible into Common Stock, (ii) a distribution of the Rights described in the Company's Amended and Restated Rights Agreement dated as of April 19, 1988, Restated and Amended October 21, 1994, (iii) any distribution on Common Stock made in connection with the liquidation, dissolution or winding up of the corporation made after the holders of Series A Preferred Stock have received the distributions specified in paragraph 3 hereof and (iii) any purchase of Common Stock from the holder thereof permitted by paragraph 2(b) hereof.

         (b) Certain Restrictions on Payment. Except for the dividends provided for in paragraph 2(a) hereof, so long as any shares of the Series A Preferred Stock are outstanding, the corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other requirement of any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of stock of the corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for any of the Junior Stock.

         (c) Accrued Dividends. (i) The holders of the shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative Dividends at the annual rate of 4% of the Purchase Price in equal quarterly payments on July 1st, October 1st, January 1st and April 1st, of each year in preference to dividends on the Junior Stock. Such Dividends shall be paid to the holders of record at the close of business on the date 10 days prior to the Dividend payment date. Each such quarterly Dividend shall be fully cumulative and shall accrue (whether or not declared) without interest from the date on which such Dividend may be payable as herein provided, except that with respect to the first quarterly Dividend with respect to any outstanding share of Series A Preferred Stock shall accrue from the Issue Date. All Dividends paid with respect to the shares of Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

         (ii) In the event that the funds legally available therefor are insufficient to pay any such dividend in its entirety in cash, then such dividend shall be paid its entirety by the issuance and delivery by the corporation to the holders of its Series A Preferred Stock of additional shares of its authorized but unissued shares of Common Stock valued for such purpose at the average of the closing market price as reported on the New York Stock Exchange for each of the ten business days next preceding the payment date of such dividend. Notwithstanding the foregoing, in the event that on the payment date for a dividend the aggregate amount of current earnings plus accumulated surplus available for the payment of dividends as determined under applicable Delaware law is less than amount of such dividend, than for purposes of the preceding sentence the additional shares of Common Stock shall be valued at 75% of the average of the closing market price for each of the ten business days next preceding the payment date of such dividend. For purposes of each of the two preceding sentences, the value of the additional shares of Common Stock shall not be discounted by reason of the recipient(s) of such shares having agreed to acquire them for investment and with no view to the distribution hereof. In the event the Common Shares are not quoted on the New York Stock Exchange or a national securities exchange, the closing market price shall be deemed to be the average of the closing bid and asked prices in the over-the-counter market as reported by the National Quotation Bureau or if no such quotation is available, the fair value of the Common Shares on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

         (d) No Dividends. Notwithstanding anything contained herein to the contrary, no cash Dividends on shares of the Series A Preferred Stock, the Parity Securities or the Junior Stock shall be declared by the Board of Directors or paid or set apart for payment by the corporation at any time that the terms or provisions of any indenture or agreement of the corporation including any agreement relating to its indebtedness or future indebtedness specifically prohibits such declaration, payment or setting apart for payment or that such declaration, payment or setting apart for payment would constitute (after notice or lapse of time or otherwise) a breach of or a default under any such indenture or agreement; provided, however, than nothing in this subparagraph 2(d) shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the corporation to pay or set apart for payment any cash dividends at any time, whether permitted by any of such agreements or not.

         (e) (i) If at any time the corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Stock, no cash dividend (other than the payment of cash in lieu of the issuance of fractional additional shares) shall be declared by the Board of Directors or paid or set apart for payment by the corporation on shares of the Series A Preferred

Stock or any other Parity Stocks unless, prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Stock shall have been or be declared and paid or set apart for payment, without interest. No cash dividends shall be declared or paid or set apart for payment on any Parity Stocks for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all dividend payment periods and the portion of the period ending on such dividend payment date for Parity Stocks terminating on or prior to the date of payment of such full cumulative dividends and the portion of the period ending on such dividend payment date for Parity Stocks. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other Parity Stocks, all dividends declared upon shares of the Series A Preferred Stock and any other Parity Stocks shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Parity Stocks shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other Parity securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any other Parity Stocks which may be in arrears.

                  (ii) The corporation shall not declare, pay or set apart for payment any dividend on any of the Series A Preferred Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Series A Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Series A Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the corporation, or other property (other than distributions or dividends in shares of Series A Preferred Stock (including the payment of cash in lieu of the issuance of fractional shares of Series A Preferred Stock) to the holders thereof), and shall not permit any corporation or other entity directly or indirectly controlled by the corporation to purchase or redeem any of the Series A Preferred Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Series A Preferred Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends on shares of any Senior Stock shall have been or be duly paid in full and all redemption payments which have become due with respect to such Senior Stock shall have been or be duly discharged. Any dividend not paid pursuant to paragraph 3 hereof or this paragraph 2(e) shall be fully cumulative and shall accrue (whether or not declared), without interest, hereof, as set forth in paragraph 3.

         (f) (i) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph 2(c) hereof in preference to and in priority over any dividends upon any of the Junior Stock.

             (ii) Subject to the forgoing provisions of this paragraph and paragraph 3, the Board of Directors may declare, and the corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Stock, and may purchase or otherwise redeem any of the

Junior Stock or any warrants, rights or options exercisable for or convertible into any of the Junior Stock, and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

             3. Distributions Upon Liquidation, Dissolution or Winding Up.

             In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Purchase Price of all outstanding shares of Series A Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus any declared but unpaid dividends, if any, to such date, and no more, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the corporation into or with another corporation, corporations, entity or other entities (other than a corporation or other entity in which the stockholders of the corporation own (or will own) fifty percent (50%) or more of the voting power on completion of the transaction), and the sale of all or substantially all of the assets of the corporation (other than to a corporation or other entity in which the stockholders of the corporation own (or will own) fifty percent (50%) or more of the voting power on completion of the transaction) shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this paragraph 3.

             4. Conversion Rights.

             The Series A Preferred Stock shall be convertible into Common Stock as follows:

             (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Optional

Conversion Price in effect on the Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

         (b) Number of Shares. Each share of Series A Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing (i) the Purchase Price by (ii) the Optional Conversion Price in effect on the Conversion Date. Each share of Series A Preferred Stock shall be initially convertible into
8.333 shares of Common Stock. The Optional Conversion Price shall be subject to adjustment as set forth in subparagraph 4(e).

         (c) Mechanics of Conversion. The holder of any shares of Series A Preferred Stock may exercise the Optional Conversion right specified in subparagraph 4(a) by surrendering to the corporation or any transfer agent of the corporation the certificate or certificates for the Series A Preferred Shares to be converted, accompanied by written notice specifying the number of Series A Preferred Shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made (the "Conversion Date"). Subject to the provisions of subparagraph 4(e), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred Stock the corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). Subject to the provisions of subparagraph 4(e), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion pursuant to subparagraph 4(a) of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the corporation shall pay a cash adjustment in lieu of such fractional interest in an amount equal to that fractional interest of the then current market price.

         (e) Optional Conversion Price Adjustments. The Optional Conversion Price shall be subject to adjustment from time to time as follows:

             (i) Common Stock Issued at Less Than the Conversion Price. If the corporation shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than $6 the Optional Conversion Price in effect immediately prior to such issuance shall immediately be reduced to the price at which such Common Stock is issued. If the corporation shall issue any Common Stock other than Excluded Stock after the date of the initial adjustment in the Optional Conversion Price without consideration or for a consideration per share less than the Optional Conversion Price in effect immediately prior to such issuance, the Optional Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price at which such Common Stock is issued.

                  For the purposes of any adjustment of the Optional Conversion Price pursuant to clause (i), the following provisions shall be applicable:

                           (A) Cash. In the case of the issuance of Common Stock
for cash, the amount of the consideration received by the corporation shall be deemed to be the amount of the cash proceeds received by the corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B) Consideration Other Than Cash. In the case of the
issuance of Common Stock (otherwise than upon conversion of shares of capital stock or other securities of the corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate current market price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                           (C) Options and Convertible Securities. In the case
of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchange securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants, or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                    (3) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                    (4) on the expiration or cancellation of any
such options, warrants or rights, the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                    (5) if the Optional Conversion Price shall
have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Optional Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (ii) Excluded Stock. "Excluded Stock" shall mean (A) shares of Common Stock issued or reserved for issuance by the corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or Series A Preferred Stock, or upon conversion of shares of Series A Preferred Stock, (B) shares of Common Stock issued pursuant to the exercise of any option or warrant, the conversion of any debt instrument or conversion of any other instrument convertible into shares of Common Stock which shares underlying such option, warrant, debt instrument or convertible security outstanding on or prior to the Issue Date or which were the subject of a Listing Application filed with the New York Stock Exchange on or prior to the Issue Date, (C) shares of Common Stock issued or reserved for issuance by the corporation or any option, warrant, stock appreciation right or similar right issued pursuant to a plan heretofore or hereafter adopted by shareholders of the corporation, (D) up to 250,000 shares of Common Stock or other securities that may be issued to holders of the corporation's outstanding subordinated debentures and issued in whole or in part as consideration for the exchange of such debentures, (E) shares of Common Stock or any other security convertible or exchangeable into shares of Common Stock issued by the corporation as consideration, in whole or in part, for the acquisition of the business, assets or property of any entity who was not at the time an affiliate of the corporation as that term is defined in Rule 405 under the General Rules and Regulations of the Securities Act of 1933, as amended, (F) shares of Common Stock or any option or warrant or convertible or exchangeable security issued to any employee, consultant or advisor of the corporation and (G) any shares of Common Stock issuable upon exercise of warranty or options granted or committed to be granted prior to the execution of this Certificate.

         (f) Additional Optional Conversion Price Adjustments. The Optional Conversion Price shall be subject to further adjustment from time to time as follows:

                  (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Optional Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for Optional Conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Optional Conversion Price shall be made whenever any event specified above shall occur.

                  (ii) Other Distributions. In case the corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidence of indebtedness of the corporation or any Subsidiary or (iii) of assets (excluding certain cash dividends or distributions, and dividends or distributions referred to in subparagraph 4(e), or (iv) of rights or warrants (excluding those referred to in subparagraph 4(e), each holder of a share of Series A Preferred Stock shall, upon the exercise of his right to convert, after such record date, receive, in addition to the shares of Common Stock to which he is entitled, the amount of such shares, indebtedness or assets (or, at the option of the corporation, the sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

                  (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon Optional Conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

                  (iv) Rounding of Calculations: Minimum Adjustment. All calculations under subparagraph (e) or (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Optional Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward until the end of three years after such adjustment would otherwise have been required and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (v) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph 4 shall require that any adjustment shall become effective immediately after a record date for an event, the corporation may defer until the occurrence of such event
(A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock provided that the corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (g) Statement Regarding Adjustments. Whenever the Optional Conversion Price shall be adjusted as provided in subparagraph 4, the corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the corporation, a statement showing in detail the facts requiring such adjustment and the Optional Conversion Price that shall be in effect after such adjustment, and the corporation shall also cause a copy of such statement to be sent by registered or certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Preferred Stock at its address appearing on the corporation's records. Each such statement shall be signed by the corporation's chief financial officer or chief accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(h).

         (h) Notice to Holders. In the event the corporation shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Optional Conversion Price), (iii), (iv) or (v) of subparagraph 4(f), the corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in subparagraph 4(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Optional Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon Optional Conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (i) Treasury Stock. For the purposes of this paragraph 4, the sale or other disposition of any Common Stock theretofore held in the corporation's treasury shall be deemed to be an issue thereof.

         (j) Costs. The corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided that the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

         (k) Reservation of Shares. The corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

         (l) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the corporation shall take no action which will cause a contrary result

(including, without limitation, any action which would cause the Optional Conversion Price to be less than the par value, if any, of the Common Stock).

         5. Redemption. Beginning 24 months after the Issue Date, the corporation may redeem the Series A Preferred Stock in whole or in part, at any time upon at least 30 days prior written notice to the holders thereof at a price equal to par, plus all accrued but unpaid dividends, if any. The Holder shall have the right to convert the preferred shares following receipt of the notice of redemption at any time prior to the date specified for redemption.

         6. Voting Rights.

         Except as otherwise provided by law, the holders of the shares of Series A Preferred Stock shall not be entitled to vote on any matters whatsoever which may be the subject of action by stockholders of the corporation.

         7. Exclusion of Other Rights.

         Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the corporation's Certificate of Incorporation.

         8. Headings of Subdivisions.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         9. Severability of Provisions.

         If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         10. Status of Reacquired Shares.

         Shares of Series A Preferred Stock which have been issued and reacquired in any manner or converted shall (upon compliance with any applicable provisions of the laws of the State of Delaware) not be reissued as Series A Preferred Stock, but shall have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         IN WITNESS WHEREOF, this Certificate has been made under the seal of the corporation and the hands of the undersigned on January 17 , 1997.

                                                /s/ Chriss W. Street
                                                -------------------------------
                                                Name:  Chriss W. Street
                                                Title:  Chairman of the Board

Attest:

/s/ Kerri Ruppert
-------------------------
Name:  Kerri Ruppert
Title:  Secretary

                                  SCHEDULE 2.3
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

                              PENDING OR THREATENED
                     LITIGATION OR GOVERNMENTAL PROCEEDINGS

On October 30, 1992, the Company filed a complaint in the United States District Court for the Eastern District of Missouri against RehabCare Corporation ("RehabCare") seeking damages for violations by RehabCare of the securities law, of the United States, for common law fraud and for breach of contract (Case No. 4:92CV002194 CAS). The Company sought damages for the lost benefit of certain stockholder appreciation rights in an amount in excess of $3.6 million and punitive damages. RehabCare filed a counterclaim in the case seeking a declaratory judgment with respect to the rights of both parties under the Stock Redemption Agreement, an injunction enjoining the Company from taking certain action under the Stock Redemption or Restated Shareholders Agreements and damages in the form of attorneys' fees and costs allegedly incurred by RehabCare with respect to its issuance of certain preferred stock and with respect to prior litigation between the parties. The case was tried before a jury commencing on February 21, 1995. Prior to the presentation of evidence to the jury, the Court struck RehabCare's counterclaim in its entirety. On March 8, 1995, the jury returned the verdict awarding the Company $2,681,250 in damages, plus interest and the costs of the action against RehabCare for securities fraud and for breach of contract. RehabCare has posted a bond in the amount of $3.0 million and filed a motion for new trial or in the alternative, for judgment as a matter of law which the court denied in its entirety on August 4, 1995. On September 1, 1995, RehabCare filed a notice of appeal with the District Court indicating its intent to appeal the matter to the United States Court of Appeals. RehabCare filed its first brief to set forth argument on January 29, 1996, the Company filed its brief on March 19, 1996 and RehabCare filed its reply on April 6, 1996. Verbal argument was heard by the District Court in June 1996. On October 22, 1996, The U.S. Court of Appeals for the Eighth Circuit reversed the judgement in favor of the Company and against RehabCare entered by the District Court following the jury's verdict in favor of the Company. On November 5, 1996, the Company filed a Petition for Rehearing with the Eight Circuit. Any effect from the outcome of this lawsuit will not have a material adverse impact on the Company's results of operations.

         On December 27, 1995, AGCA, Inc. and Merit Behavioral Care Systems Corporation filed a lawsuit against a subsidiary of the Company, one of its employees, and other non-related parties. The cause, originally filed in Travis County has been moved to the 101st District Court of Dallas County (Case No. 962970E). On January 29, 1996, AGCA, Inc. also filed a lawsuit against a subsidiary of the Company and one of its employees in the U.S. District Court, Tampa Division

(Case No. 95-15768). Both lawsuits seek injunctive relief and the Texas action includes a claim of conspiracy. Plaintiffs agreed to mediate both the Texas and Florida actions, on September 3, 1996, in Tampa, Florida. On September 4, 1996, the Company settled this dispute. The settlement agreement and release requires a payment by the Company's subsidiary and its employee of $325,000. In addition, the subsidiary's employee agreed not to solicit certain customers until after May 15, 1997. The Company recorded a charge of $250,000 during the first quarter of fiscal 1997 which represents the net amount paid by the Company. The Company paid the settlement amount on September 21, 1996.

         The Company entered into a Stock Purchase Agreement on April 30, 1996 to purchase the outstanding stock of HMS. The Stock Purchase Agreement was subject to certain escrow provisions and other contingencies which were not completed until July 25, 1996. In conjunction with this transaction, HMS initiated an arbitration against The Emerald Health Network, Inc. ("Emerald") claiming breach of contract and seeking damages and other relief. In August 1996, Emerald, in turn, initiated action in the U.S. District Court for the Northern District of Ohio, Eastern Division, against the Company claiming, among other things, interference with the contract between Emerald and HMS and seeking unspecified damages and other relief. Discovery has been initiated by all parties and the Company believes it has good and meritorious defenses and that HMS has meritorious claims in its arbitration. In November 1996, Emerald moved the court for summary judgment. The hearing on such motion has been adjourned and the Company's response is pending. The Company believes that is has claims arising from this transaction against the accountants and legal counsel of HMS as well as HMS's lending bank. On October 1, 1996, the Company filed a claim of malpractice against the legal counsel of HMS. These claims are presently being investigated and have not as yet been quantified. The Company does not believe that the impact of these claims will have material adverse effect on the Company's financial position, results of operations and cash flows.

         On September 6, 1996, the Company instituted an arbitration against the Sellers with the American Arbitration Association in Orange County, California seeking, among other things, damages from the Sellers which the company sustained by reason of the inaccuracies of the representations and warranties made by the Sellers and for the indemnification from each of the Sellers as provided for under the terms of the Stock Purchase Agreement. The Sellers have not interposed their answers to the arbitration, and the arbitration is therefore in its formative stages. The Company does not believe that the impact of these claims will have a material adverse effect on the Company's financial position, results of operations and cash flows.

         In October 1994, the New York Stock Exchange, Inc. ("NYSE") notified the Company that it was below certain quantitative and qualitative listing criterian in regard to net tangible assets available to Common Stock and three year average net income. The Listing and Compliance Committee of the NYSE has determined to monitor the Company's progress toward returning to continuing listing standards and has so indicated in approving the Company's most recent Listing Application on December 30, 1996. Management believes, though no assurance may be given, that the recent completion of the Company's Debenture Exchange Offer will enable the Company to seek additional equity and thereby satisfy the Committee of the Company's progress. No assurance may be given that additional equity may be obtained on terms favorable to the Company. No assurance may be given as to the actions that the NYSE may take or that the steps of the restructuring will be successfully completed.

         An involuntary bankruptcy petition was dismissed on March 6, 1995 pursuant to an agreement dated March 3, 1995 between the Company and a representative of the petitioners. Under such agreement the Company has agreed, subject to the conditions therein, to offer to exchange for its outstanding 7-1/2% Convertible Subordinated Debentures a combination of cash and shares. See
Note 3 to the Company's Condensed Consolidated Financial Statements for a discussion of the Company's default in the payment of interest on its 7-1/2% Convertible Subordinated Debentures, the acceleration of the full principal amount thereof, and the affirmative consents of Debentureholders to waive the default and acceleration (see Note 8 --"Items Subsequent to the Balance Sheet Date").

         From time to time, the Company and its subsidiaries are also parties and their property is subject to ordinary routine litigation incidental to their business. In some pending cases, claims exceed insurance policy limits and the Company or a subsidiary may have exposure to a liability that is not covered by insurance. Management believes that the outcome of such lawsuits will not have a material adverse impact on the Company's financial statements.

             INCORPORATED BY REFERENCE TO RELEVANT DISCLOSURE IN THE
                         COMPREHENSIVE CARE CORPORATION
                          ANNUAL REPORT ON FORM 10-KA/2
                     FOR THE FISCAL YEAR ENDED MAY 30, 1996
                          QUARTERLY REPORT ON FORM 10-Q
                      FOR THE QUARTER ENDED AUGUST 31, 1996
                        FORM 8-K DATED SEPTEMBER 6, 1996
        IN THE FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 2.4
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

Shareholders' (Common Stock Purchase) Rights Plan                            *
1988 Incentive Stock Option Plan                                       373,350
1988 Non-statutory Stock Option Plan                                   200,000
1995 Incentive Plan                                                    316,375
Options not within a Plan                                               35,000
Non-employee Directors' Plan                                           250,000
Secured Convertible Note Purchase due February 1997                    336,700**
Potential purchase price of American Mental Health Care, Inc.          132,162
Option issued to Physician Corporation of America                      100,000
Potential purchase price related to acquisition of:                     17,750
         Healthcare Management Services, Inc.
         Healthcare Management Services of Ohio, Inc.
         Healthcare Management Services of Michigan, Inc.
         Behavioral Healthcare Management, Inc.

Shares convertible on Conversion of Subordinated Debentures (approx.)   64,608***


* Each share of Common Stock outstanding or issued will have one attached Right to purchase, initially, one share of Common Stock. In the event a person becomes an Acquiring Person, as defined in the Rights Agreement, the number of shares purchasable with one Right will be subject to increase based on a formula that provides generally for a purchase of $300 worth of shares of Common Stock at a price equal to 50% of the then current market value, as defined.

**    Subject to anti-dilution adjustments.

*** Excludes shares issuable upon future voluntary reductions of the conversion price in the discretion of the Company.

3,262,496 shares, in addition to shares reserved as indicated above, were outstanding as of January 7, 1997. These shares outstanding included 3,222,635 shares represented by new certificates for post-reverse- split Common Stock and an estimated 39,861 (subject to payment in lieu of fractional shares) of new shares represented by unexchanged old certificates nominally representing 398,609 shares of pre-reverse split common stock. All numbers reflect the 1-for-10 reverse stock split effected in October 1994.

                                  SCHEDULE 2.5
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

                                  SUBSIDIARIES

                                  NAME OF                                        STATE OF           % OF STOCK
                                CORPORATION                                       INCORP.              OWNED
                                -----------                                       -------              -----
Comprehensive Care Corporation                                                   Delaware              100%
(formerly Neuropsychiatric & Health Services, Inc.)
Comprehensive Care Integration, Inc.                                             Delaware              100%
(formerly CareUnit, Inc.)
CareInstitute                                                                   California             100%
CareManor Hospital of Washington, Inc.                                          Washington             100%
CareUnit Hospital of Ohio, Inc.                                                    Ohio                100%
(DBA Tristate)

Starting Point, Inc.                                                            California             100%
CareUnit Clinic of Washington, Inc.                                             Washington             100%
Comprehensive Behavorial Care, Inc.                                               Nevada               87.5%
(formerly AccessCare, Inc.)
Comprehensive Orthopedic Care, Inc.                                               Florida              100%
Aurora Behavioral Health Hospital, Inc.                                          Colorado              100%
Comprehensive Provider Networks of Texas, Inc.(1)                                  Texas               100%
Comprehensive Innovations Institute                                                Texas               100%
Healthcare Management Services, Inc.                                             Michigan              100%
Healthcare Management Services
of Ohio, Inc.                                                                      Ohio                100%
Healthcare Management Services
of Michigan, Inc.                                                                Michigan              100%
Behavioral Healthcare Management, Inc.                                           Michigan              100%
N.P.H.S., Inc.(2)                                                               California             100%
DBA Crossroads Hospital

                                  NAME OF                                        STATE OF           % OF STOCK
                                CORPORATION                                       INCORP.              OWNED
                                -----------                                       -------              -----
Trinity Oaks Hospital, Inc. (2)                                                    Texas               100%
CareUnit Hospital of Albuquerque, Inc.(2)                                       New Mexico             100%
CareUnit of Florida, Inc.(2)                                                      Florida              100%
Newport Point, Inc.                                                              Delaware               80%
AccessCare of Washington, Inc.(2)                                               Washington             100%
Access Managed Care, Inc.(2)                                                       Ohio                100%
MHP Utilization Review Incorporated(2)                                            Florida              100%
Florida Mental Health Providers, Incorporated(2)                                  Florida              100%
changed to: Mental Health Providers, Inc.
changed to: Mental Health Programs, Inc.
changed to: Access Care, Inc.
changed to: Managed Behavioral HealthCare, Inc.

Twelve Point Ridge, Inc. (2)                                                     Oklahoma               50%


--------------------

(1)  Interest held by Comprehensive Behavioral Care.

(2)  Inactive.

                                  SCHEDULE 2.6
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

Although some corporate minutes are not completed and executed, the Company believes that the necessary corporate authorizations material to this transaction are fully effective.

                                  SCHEDULE 2.10
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

In connection with the resignation of Arthur Andersen LLP ("Andersen") from its audit engagement with the Company, Andersen indicated that "We have advised the Company that if Arthur Andersen LLP is requested in the future to include our reports on the Company's 1993 and 1994 financial statements in future filings with the Securities and Exchange Commission, we would consider undertaking an engagement to respond to each such request based on the existing facts and circumstances. Any such engagement would require that we (a) perform a post-audit review based on appropriate form of any report reissuance at that time based on the results of those procedures." There can be no assurances that Andersen would reissue its audit reports at this time without additional or other qualifications or uncertainties. Also there are no assurances made that events subsequent too the date of the most recent audited or unaudited financial statements do not, or would not be expected to, have material and adverse effects n the financial condition of the Company. The Company's Form 8-K filed on or about May 22, 1995 and Form 8-K/A filed on or about June 2, 1995 contain additional information. Also see Schedule 2.11.

                                  SCHEDULE 2.11
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

         Reference is made to the SEC Reports and to the Exhibits thereto, which provide additional information relevant too an investment in the Shares.

         None of the Company's reports and filings with the SEC contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading. Certain of the Company's reports and filings with the SEC contain certain forward-looking statements that are based on current expectations and involve a number of risks and uncertainties. Factors that may materially affect revenues, expenses and operating results include, without limitation, the Company's success in (i) completing the exchange described herein with the Holder, (ii) disposing of certain remaining facilities on acceptable terms, (iii) expanding the behavioral medicine managed care and contract management portions of the Company's business, (iv) securing and retaining certain refunds from the IRS and certain judgments from adverse parties in the legal proceedings described above, (v) maintaining the listing of the Company's Common Stock on the NYSE, (vi) obtaining additional equity capital as to which no assurance can be given that such additional equity may be obtained on terms favorable to the Company; and
(vii) securing any requisite stockholder approval and consent to the transactions described above.

         The forward-looking statements included are based on current assumptions including that competitive conditions within the healthcare industry will not change materially or adversely, that the Company will retain existing key management personnel, that the Company's forecasts will accurately anticipate market demand for its services, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments that are difficult to predict accurately and are subject to many factors that can materially affect results. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its budgets, which may in turn affect the Company's results. In light of the factors that can materially affect the forward-looking information included herein, the inclusion of such information in such reports and filings should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. A discussion of certain risks and uncertainties, is provided in Section 3.4 hereof. These forward-looking statements speak only as of the date such information is provided. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  SCHEDULE 2.12
                                       TO
                  SERIES A NON-VOTING 4% CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

As described in the Company's Form 10-KA/2 for the fiscal year ended May 31, 1996 and Form 10-Q for the quarter-ended November 30, 1996, the Company is subject to "listing watch" by the NYSE and fails to satisfy continuing listing requirements of the NYSE. The Company has been required to present financial plans and projections to the NYSE, and has generally not met such projections, and may not have shown improvement in the necessary listing standard criteria. The Company understands that continued listing of the Common Stock on the NYSE was made subject to substantial improvement toward meeting such requirements. No assurances can be made that the Company's Common Stock will continue to be listed on the NYSE, or in the potential event of NYSE delisting, that the Common Stock will be acceptable for quotation on the Nasdaq Stock Market.